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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 6, 1998
                                                        ----------------

                               PATRIOT BANK CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                        0-26744                23-2820537
  ----------------------------          -----------            -------------
  (State or other jurisdiction          (Commission            (IRS Employer
        of incorporation)               File Number)            Ident. No.)

      High and Hanover Streets, Pottstown Pennsylvania           19464
      ------------------------------------------------         ---------
           (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code (610) 323-1500
                                                          --------------
                                      N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

================================================================================

Item 5. Other Events.
---------------------

     On November 6, 1998, Patriot Bank Corp. ("Patriot") completed the acquisition of all of the outstanding capital stock of Keystone Financial Leasing, Inc. ("Keystone Leasing") from Keystone Bank, N.A. Keystone Leasing is a small ticket equipment leasing company with approximately $40 million in assets at June 30, 1998.

     Patriot has merged Keystone Leasing into Patriot Commercial Leasing Company, a wholly owned subsidiary of Patriot Bank. The acquisition will be treated as a purchase for financial accounting purposes.

Item 7. Financial Statements and Exhibits.
------------------------------------------

     (a) Financial Statements of Businesses Acquired.

         (i) Audited Balance Sheet of Keystone Financial Leasing, Inc. as of December 31, 1998.

         (ii) Audited Income Statement of Keystone Financial Leasing, Inc. for the year ended December 31, 1998.

         (iii) Audited Statement of Cash Flow of Keystone Financial Leasing, Inc. for the year ended December 31, 1998.

KEYSTONE FINANCIAL LEASING COMPANY

Financial Statements

December 31, 1998

(With Independent Auditors' Report Thereon)

Independent Auditors' Report



The Board of Directors
Keystone Financial Leasing:


We have audited the accompanying balance sheet of Keystone Financial Leasing (the Company) as of December 31, 1998 and the related statements of income, equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Keystone Financial Leasing as of December 31, 1998 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                KPMG LLP


January 15, 1999

KEYSTONE FINANCIAL LEASING

Balance Sheet

December 31, 1998


Assets                                                       1998
                                                     ------------
Finance receivables                                  $ 44,334,737
Allowance for uncollectibles                             (928,266)
                                                     ------------

Net assets under leases                                43,406,471
                                                     ------------

Cash and cash equivalents                                  45,786
Fixed assets, net                                         304,274
Goodwill                                                2,247,313
Other assets                                              146,908
                                                     ------------
Total assets                                         $ 46,150,752
                                                     ============

Liabilities and Stockholder's Equity

Notes payable                                        $ 41,960,097
Accounts payable                                        2,111,729
Accrued expenses                                           69,458
Lease deposits collected in advance                     1,895,545
                                                     ------------

Total liabilities                                      46,036,829
                                                     ============

Commitments and contingencies

Stockholder's equity:
    Common stock - $1 par value; authorized 50,000
      shares; issued and outstanding 1,000 shares           1,000
    Additional paid-in capital                               --
    Retained earnings                                     112,923
                                                     ------------
Total stockholder's equity                                113,923
                                                     ------------
                                                     $ 46,150,752
                                                     ============

See accompanying notes to financial statements.

KEYSTONE FINANCIAL LEASING

Statement of Income

Year ended December 31, 1998


                                                 1998
                                           ----------

Revenues:
    Finance receivable income              $4,452,261
    Fee income                                117,448
    Gain on residuals                         163,624
                                           ----------

Total revenues                              4,733,333
                                           ----------

Expenses:
    Interest                                1,692,311
    Goodwill Amortization                      25,251
    Selling and administrative              1,208,944
    Amortization of initial direct costs        1,768
    Provision for uncollectibles              925,000
    Depreciation of fixed assets               60,010
                                           ----------
Total expenses                              3,913,284
                                           ----------

Income before income taxes                    820,049

Income tax expense                            336,564
                                           ----------

Net income                                 $  483,485
                                           ==========

See accompanying notes to financial statements.

KEYSTONE FINANCIAL LEASING

Statement of Equity

Year ended December 31, 1998


                                                                        Common stock
                                                                        ------------
                                                                                          Retained         Total
                                                                            Amount        earnings        Capital
                                                                         ===========      =========      =========

Balance at January 1, 1998                                               $ 1,950,000      2,175,736      4,125,736

Net income (prior to acquisition on November 6, 1998)                           --          178,103        178,103

Reorganization and dividend to parent company - Keystone Bank            $(1,949,000)   (2,546,298)    (4,495,298)

Net income (November 6 - December 31, 1998)                                     --          305,382        305,382

Balance at December 31, 1998                                             $     1,000        112,923        113,923
                                                                         ===========      =========      =========

See accompanying notes to financial statements.

KEYSTONE FINANCIAL LEASING

Statements of Cash Flows

Year ended December 31, 1998


                                                                   1998
                                                           ------------
Cash flows from operating activities:
    Net income                                             $    483,485
                                                           ------------

    Adjustments to reconcile net income to net
      cash provided by operating activities:
         Amortization of initial direct costs              $      1,768
         Amortization of goodwill                                25,251
         Depreciation                                            60,010
         Provision for uncollectibles                           925,000
         Increase in lease deposits                              48,161
         Decrease in accounts payable
           and accrued expenses                                 (95,423)
         Decrease in other assets                               262,298
         Net Change in Lease Receivable                      (7,713,795)
                                                           ------------

    Total adjustments                                      $ (6,486,730)
                                                           ------------

Net cash used in operating activities                      $ (6,003,245)
                                                           ------------

Cash flows from investing activities:
    Purchases of fixed assets                              $   (163,198)
    Initial direct costs capitalized                            (41,195)

                                                           ------------

Net cash used in investing activities                      $   (204,393)
                                                           ------------

Cash flows from financing activities:
    Proceeds from notes                                    $ 45,956,011
    Payments on notes                                       (32,366,912)
    Payment to former stockholders                           (7,335,675)
                                                           ------------

Net cash provided by financing activities                  $  6,253,424
                                                           ------------

Net increase in cash and cash equivalents                  $     45,786

Cash and cash equivalents at beginning of year                     --
                                                           ------------

Cash and cash equivalents at end of year                   $     45,786
                                                           ============

Supplemental disclosures of cash flow information - cash
    paid during the year for:
      Interest                                             $    452,729
      Income taxes                                              498,093
                                                           ============


See accompanying notes to financial statements.

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998


 (1)  Description of Business and Summary of Significant Accounting Policies

      Keystone Financial Leasing ("KFL", the "Company") was acquired by Patriot Bank from Keystone Bank, N.A. on November 6, 1998. As a result of this transaction the Company became a wholly owned subsidiary of Patriot Bank (the "parent"). The purchase price was $6,585,000 in cash at closing and further cash consideration based on future revenues of KFL. Such future consideration will not exceed $5,465,000. The acquisition will be treated as a purchase for financial accounting purposes by Patriot Bank and push down accounting rules have been applied to KFL. Accordingly, the assets and liabilities of KFL were reflected at their fair value as of the acquisition date. The excess of the purchase price over the fair value of net assets acquired is reflected as goodwill in the accompanying balance sheet and is being amortized over 15 years. The income statement of KFL reflects the activity for the 12 months ended December 31, 1998 including the amortization of goodwill of $25,251.

      KFL is a small ticket equipment finance company engaged in leasing agreements and other financing agreements with customers. Generally, the Company enters into program agreements with national and local equipment vendors to provide financing for these vendors' equipment sales. The Company also provides leasing products to customers of its parent and former parent, Keystone Bank, N.A. The company finances items such as copiers, telecommunications equipment, data processing equipment, and medical equipment.

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998

 (1)  Continued

      The Company's credit risk of finance receivables and assets is geographically concentrated as of December 31, 1998 as follows:


           Pennsylvania             88.4%
           New Jersey                3.5%
           Maryland                  3.3%
           New York                  1.5%
           Delaware                  1.0%
           Other                     2.3%


      There is also leased equipment concentration as of December 31, 1998 in the following areas:



           Copiers               30.3%
           Computers             28.2%
           Other                 19.9%
           Other Office           6.3%
           Telephones             5.4%
           Material Handling      3.9%
           Restaurants            2.2%
           Medical - Dental       1.4%
           Manufacturing          1.2%
           Graphics               1.2%


      The Company retains title to the equipment in the case of leases with residual values, while the lessee is responsible for maintaining and insuring the asset.

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998

(1)   Continued

      Finance Receivables

      The Company's direct finance leases have terms generally ranging from three to five years. Under direct finance lease accounting, the balance sheet includes the gross minimum lease payments receivable, unguaranteed estimated residual values of the leased equipment, and capitalized initial direct costs, reduced by unearned lease income. The capitalized initial direct costs represent certain costs incurred in underwriting and acquiring the leases.

      The residual values represent the estimated proceeds from the sale of leased equipment at the end of the initial term of the lease and are determined on the basis of analyses prepared by the Company based upon professional appraisals, historical experience, and industry data. Management reviews the estimated residual values on a periodic basis and impairments in value, if any, are recognized as an immediate charge to income.

      Unearned lease income is recorded as revenue over the term of the lease using the interest method, commencing in the first month of the lease. Lease income is recognized unless the lease is ninety days or more delinquent. As of December 31, 1998, $74,579 of lease receivables were ninety days or more delinquent. The initial direct costs incurred in consummating the leases are recognized over the life of the related leases as a reduction of yield.

      Allowance for Uncollectibles

      The Company records an allowance for uncollectibles to provide for estimated losses in the financing lease portfolio. Management evaluates the adequacy of the allowance for uncollectibles on a periodic basis. This evaluation includes, but is not limited to, an examination of (1) delinquency levels, (2) historical and projected loss experience, (3) the nature and value of the underlying collateral, and (4) current economic and industry trends. Management establishes provisions for uncollectibles based on probability and estimability of losses. Accounts are generally written-off when delinquency reaches 120 days or earlier if the evaluation indicates the account is uncollectible. Recoveries are recognized as adjustments to the allowance for uncollectibles account when received.

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998


(1)   Continued

      Income Taxes

      The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

      Fixed Assets

      Fixed assets are stated at cost. Depreciation is computed using the straight-line method. Depreciable lives are five to ten years on furniture and equipment, ten years for leasehold improvements, and twenty-seven years for buildings.

      Fee Income

      Fee income consists primarily of late charges, servicing fees, insurance fees, cost per copy fees, assignment fees, and property tax administration fees.

      Comprehensive Income

      There were no components of comprehensive income, therefore comprehensive income equaled net income for the year ended December 31, 1998.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998

  (1) Continued

      of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Material estimates which are particularly susceptible to significant change in the near term include the determination of the allowance for uncollectibles and the valuation of unguaranteed estimated residual values.

 (2)  Finance Receivables

      Finance receivables consist of the following at December 31,

                                                       1998
                                               ------------

      Minimum lease payments receivable        $ 47,010,828
      Unguaranteed estimated residual values
          of leased equipment                     4,102,382
      Capitalized initial direct costs              578,958
      Less:  Unearned income                     (7,357,431)
                                               ------------

                                               $ 44,334,737
                                               ============


      As of December 31, 1998, minimum lease payments due under finance receivables are as follows:

                                  Finance
      Year ended December 31,   receivables
                                -----------

      1999                      $16,448,895
      2000                       12,579,948
      2001                        7,883,152
      2002                        4,216,009
      2003 and Thereafter         3,206,733
                                -----------

                                $44,334,737
                                ===========

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998


(3)   Allowance for Uncollectibles

      The following is a summary of the Company's allowance for uncollectibles for the years ended December 31:


                       Balance at                                     Balance at
                       beginning                                             end
                        of year   Provision   Charge-offs  Recoveries   of year
                        -------   ---------   -----------  ----------   -------

      1998            $ 768,545     925,000    (783,340)     18,061     $928,266
                      =========     =======    ========      ======     ========



      The provision includes $625,000 related to lease receivables deemed uncollectible at the date of acquisition, November 6, 1998.

 (4)  Fixed Assets

      Fixed assets as of December 31, 1998 consisted of the following:


                                           1998
                                      ---------

      Computer Equipment              $ 189,371
      Furniture and fixtures             97,565
      Leasehold improvements             36,576
      Computer software                 158,975
                                      ---------

      Total                             482,487

      Less accumulated depreciation    (178,213)
                                      ---------

      Fixed assets, net               $ 304,274
                                      =========


 (5)  Notes Payable


      The balance of notes payable at December 31, 1998 is $41,960,097. The note is payable to the Parent Company, Patriot Bank and carries a variable interest rate based on the Bank's jumbo CD program. At December 31, 1998 the interest rate was 6.1% and for the period ended December 31, 1998, the note had a balance high of $41,960,097 and an average balance of $35,165,548. During the year ended December 31, 1998, the Company incurred

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998

 (5)  Continued


      $324,030 and $1,368,281, in interest cost, to Patriot Bank and Keystone Bank, N.A., respectively. There is no stated maturity on the note.

 (6)  Income Taxes

      An analysis of the provision for income taxes is as follows:


                            1998
                       ---------

      Current:
          Federal      $ 269,704
          State           87,160
                       ---------

      Total current      356,864
                       =========

      Deferred:
          Federal        (17,000)
          State           (3,300)
                       ---------

      Total deferred     (20,300)
                       ---------

      Total            $ 336,564
                       =========

      Income tax expense was different from the amount computed using the federal statutory income tax rate for the following reasons:


                                            1998
                                      ---------------
                                              Percentage
                                              of pre-tax
                                     Amount     income
                                    --------  ----------

      Expected tax at the statutory
          income tax rate           $278,817    34.0%

      Increases in income tax resulting from:
            State, net of federal
               benefit                54,225     6.6
            Other                      3,522     0.4
                                    --------    ----
      Total                         $336,564    41.0%
                                    ========    ====

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998


 (6)  Continued

      The tax effect of the temporary differences which give rise to a deferred tax asset of $20,300 as of December 31, 1998 consist of differences related to the financial and tax treatment of leasing activities.

      No valuation allowance has been established for the deferred tax asset because management believes that the results of future operations will generate sufficient taxable income to realize the deferred tax asset.

 (7)  Servicing Agreement

      The Company services leases for Keystone Bank, N.A. and receives a fee equal to .25% annually of the outstanding balance of the portfolios. The balance of leases serviced for Keystone Bank, N.A. was $1,411,109 at December 31, 1998. Income recognized during 1998 for servicing was not significant.

(8)    Commitments and Contingencies

      As part of the purchase price of Keystone Financial Leasing (KFL), The Company entered into an agreement with Keystone Bank, N.A. to share future KFL revenues, to the extent they are derived from KFL business, for each year in the seven-year period commencing on November 6, 1998. The maximum the Company will be required to pay is $5,465,000.

      The Company also entered into a private label agreement with Keystone Bank, N.A., cancellable by either party, to provide leasing products to customers of KFL up to a maximum of seven years based upon the terms and conditions outlined in the agreement. In addition, during the first three years of the term, the Company will pay a referral fee of 0.5% of the principal balance of the lease receivable to the originating Keystone entity and a referral fee of 1.0% of the principal balance of the lease receivable for the remaining four years.

KEYSTONE FINANCIAL LEASING

Notes to Financial Statements

December 31, 1998


(8)   Continued

      The Company entered into an agreement to lease office space for a period of four years. The monthly rent payment is $3,967. The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1998:

           1999                                $  47,604
           2000                                   47,604
           2001                                   47,604
           2002                                   47,604
                                               ---------

           Total minimum rental payments       $ 190,416
                                               =========

      During the year ended December 31, 1998, rental expense was $47,604.

(9)   Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose the estimated fair value of its financial instruments. The carrying amounts of cash equivalents, other assets, accounts payable, accrued expenses, lease deposits collected in advance approximate fair value because of the short maturity of these instruments. The carrying amount of the notes payable approximates fair value as these notes reprice every three months. The fair value of lease contracts has not been estimated since they are specifically excluded under this statement. The Company has historically experienced net gains on the remarketing of lease residuals. The Company, as a matter of policy, attempts to align the duration of finance lease receivables and related debt in order to economically hedge against interest rate risk. The Company believes that any increases or decreases in the fair value of debt have been offset by a comparable increase or decrease in the fair value of the finance receivable portfolio.

(10)  Related Party Transactions

      Prior to its acquisition by Patriot Bank, KFL obtained various administrative services from its parent at no cost. If KFL were to obtain such services from third parties the costs associated with such services could be significant. In addition, Keystone also gets favorable funding rates from its parent which also would likely be higher if obtained from third parties.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PATRIOT BANK CORP.

Dated: January 20, 1999

                                             By /s/ Richard A. Elko
                                                ----------------------
                                                    Richard A. Elko
                                                    Executive Vice President
                                                    and Chief Financial
                                                    Officer